Exhibit 1.1

EXECUTION VERSION

ATLAS RESOURCE PARTNERS, L.P.

13,000,000 Common Units

Representing Limited Partnership Interests

UNDERWRITING AGREEMENT

Dated: June 10, 2013

i

EXHIBITS

Exhibit A	–	Underwriters
Exhibit B	–	Subsidiaries of the Partnership
Exhibit C	–	List of Persons Subject to Lock-Up
Exhibit D	–	Form of Lock-Up Agreement
Exhibit E	–	Form of Opinion of Partnership Counsel
Exhibit F	–	Price-Related Information
Exhibit G	–	Issuer General Use Free Writing Prospectuses
Exhibit H	–	Form of Chief Financial Officer’s Certificate

ii

ATLAS RESOURCE PARTNERS, L.P.

13,000,000 Common Units

Representing Limited Partnership Interests

UNDERWRITING AGREEMENT

June 10, 2013

Wells Fargo Securities, LLC,

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated,

Citigroup Global Markets, Inc.,

Deutsche Bank Securities Inc.,

J.P. Morgan Securities LLC,

Morgan Stanley & Co. LLC and

RBC Capital Markets LLC

As Representatives of the several Underwriters

c/o Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Ladies and Gentlemen:

Atlas Resource Partners, L.P., a Delaware limited partnership (the “Partnership”), confirms its agreement with Wells Fargo Securities, LLC (“Wells Fargo”) and each of the other Underwriters named in Exhibit A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Wells Fargo, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets, Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Partnership of a total of 13,000,000 common units (the “Initial Securities”) representing limited partner interests in the Partnership (the “Common Units”), and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Initial Securities set forth in said Exhibit A hereto, and with respect to the grant by the Partnership to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 1,950,000 additional Common Units to cover over-allotments, if any. The Initial Securities to be purchased by the Underwriters and all or any part of the 1,950,000 Common Units subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.” Certain terms used in this Agreement are defined in Section 15 hereof.

Atlas Resource Partners GP, LLC, a Delaware limited liability company (the “General Partner”), is the sole general partner of the Partnership. Atlas Energy, L.P., a Delaware limited partnership (“ATLS”), is the sole member of the General Partner. For purposes of this Agreement, the direct and indirect subsidiaries of the Partnership listed in Exhibit B are referred to herein individually as a “Subsidiary” and collectively as the “Subsidiaries.” The Subsidiaries and the Partnership are referred to collectively as the “Partnership Entities.”

The Partnership understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Partnership has prepared and previously delivered to you a preliminary prospectus supplement dated June 10, 2013 relating to the Securities and a related prospectus dated April 13, 2012 (the “Base Prospectus”). Such preliminary prospectus supplement and Base Prospectus, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are hereinafter called, collectively, the “Pre-Pricing Prospectus.” Promptly after the execution and delivery of this Agreement, the Partnership will prepare and file with the Commission a prospectus supplement dated June 10, 2013 (the “Prospectus Supplement”) and will file the Prospectus Supplement and the Base Prospectus with the Commission, all in accordance with the provisions of Rule 430B and Rule 424(b), and the Partnership has previously advised you of all information (financial and other) that will be set forth therein. The Prospectus Supplement and the Base Prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are herein called, collectively, the “Prospectus.”

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Partnership Parties. Each of the Partnership Parties represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Date referred to in Section 2(c) hereof, and as of each Option Closing Date (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(1) Compliance with Registration Requirements. The Partnership meets the requirements for use of Form S-3 under the 1933 Act and the Securities have been duly registered under the 1933 Act pursuant to the Registration Statement. Each of the Initial Registration Statement and any post-effective amendments thereto have been declared effective under the 1933 Act and any Rule 462(b) Registration Statement has become effective under the 1933 Act or, not later than 8:00 a.m. (New York City time) on the business day immediately after the date of this Agreement, will become effective under the 1933 Act, and no stop order suspending the effectiveness of the Initial Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Partnership, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Initial Registration Statement was initially filed with the Commission on March 30, 2012.

(2) Registration Statement, Prospectus and Disclosure at Time of Sale. At the respective times that the Initial Registration Statement, any Rule 462(b) Registration

Statement and any amendments thereto became effective, at each time subsequent to the filing of the Initial Registration Statement that the Partnership filed an Annual Report on Form 10-K (or any amendment thereto) with the Commission, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2), and at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments to any of the foregoing complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

At the respective times the Prospectus or any amendment or supplement thereto was filed pursuant to Rule 424(b) or issued, at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), and at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered in connection with sales of Securities (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise), neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time (except in the case of clause (z) below) and as of each time prior to the Closing Date that an investor agrees (orally or in writing) to purchase or, if applicable, reconfirms (orally or in writing) an agreement to purchase any Securities from the Underwriters, none of (x) any Issuer General Use Free Writing Prospectuses, if any, issued at or prior to the Applicable Time, the Pre-Pricing Prospectus as of the Applicable Time and the information, if any, included on Exhibit G hereto, all considered together (collectively, the “General Disclosure Package”), (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, or (z) any Issuer General Use Free Writing Prospectuses issued subsequent to the Applicable Time, when considered together with the General Disclosure Package, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus and the Prospectus and any amendments or supplements to any of the foregoing filed as part of the Registration Statement or any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, or delivered to the Underwriters for use in connection with the offering of the Securities, complied when so filed or when so delivered, as the case may be, in all material respects with the 1933 Act and the 1933 Act Regulations.

The representations and warranties in the preceding paragraphs of this Section 1(a)(2) do not apply to statements in or omissions from the Registration Statement, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any the foregoing made in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 6(b) hereof.

At the respective times that the Initial Registration Statement, any Rule 462(b) Registration Statement or any amendment to any of the foregoing were filed and as of the earliest time after the filing of the Initial Registration Statement that the Partnership or any other offering participant made a bona fide offer of the Securities within the meaning of Rule 164(h)(2), and at the date hereof, the Partnership has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405) in connection with the offering contemplated hereby.

The copies of the Initial Registration Statement and any Rule 462(b) Registration Statement and any amendments to any of the foregoing and the copies of each preliminary prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements to any of the foregoing, that have been or subsequently are delivered to the Underwriters in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. For purposes of this Agreement, references to the “delivery” or “furnishing” of any of the foregoing documents to the Underwriters, and any similar terms, include, without limitation, electronic delivery.

Each Issuer Free Writing Prospectus (if any), as of its issue date and at all subsequent times through the completion of the public offering and sale of the Securities did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus that has not been superseded or modified.

(3) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, at the respective times they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, as applicable, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(4) Independent Accountants. The accountants who certified the financial statements, the statements of combined revenues and direct operating expenses, and any supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations as applicable, and the PCAOB.

(5) Financial Statements. The financial statements of the Partnership, Titan Operating, LLC, Carrizo Oil and Gas, Inc. and DTE Gas Resources, LLC and the Statements of Combined Revenues and Direct Operating Expenses of Oil and Gas Properties Acquired by Atlas Resource Partners, L.P. (the properties described thereby, the “Acquired Properties”) included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules (if any) and notes, present fairly the financial position of the Partnership and its consolidated Subsidiaries and the results of operations of the Acquired Properties at the dates indicated and the results of operations, changes in stockholders’ equity and cash flows of the Partnership and its consolidated Subsidiaries for the periods specified; and all such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the 1933 Act and the 1933 Act Regulations, or the 1934 Act and the 1934 Act Regulations, as applicable. The supporting schedules, if any, included in the Registration Statement present fairly, in accordance with GAAP, the information required to be stated therein. The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All “non-GAAP financial measures” (as such term is defined in the rules and regulations of the Commission), if any, contained in the Registration Statement, the General Disclosure Package and the Prospectus comply with Item 10 of Regulation S-K of the Commission, to the extent applicable.

(6) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (A) there has been no material adverse change or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or other), results of operations, business, properties, management or prospects of the Partnership Entities taken as a whole, whether or not arising in the ordinary course of business (in any such case, a “Material Adverse Effect”); (B) except as otherwise disclosed in the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), neither of the Partnership nor any of its Subsidiaries has incurred any liability or obligation or entered into any transaction or agreement that, individually or in the aggregate, is material with respect to the Partnership and its Subsidiaries, taken as a whole, and neither the Partnership nor any of its Subsidiaries has sustained any loss or interference with its business or operations from fire, explosion, flood, earthquake or other natural disaster or calamity, whether or not covered by insurance, or from any labor dispute or disturbance or court or governmental action, order or decree which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; and (C) except for regular quarterly cash distributions on the Common Units, Incentive Distribution Rights, Preferred Units and general partner interest in amounts per unit that are consistent with past practice, there has been no distribution of any kind declared, paid or made by the Partnership on any class of its limited or general partnership interests.

(7) Formation and Qualification. Each of the General Partner and the Partnership Entities has been duly formed and is validly existing as a corporation, limited partnership or limited liability company, as applicable, and is in good standing under the laws of its jurisdiction of formation and has full corporate, partnership or limited liability company power and authority necessary to own, lease and operate its properties that it owns, leases or operates and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement (to the extent applicable), in each case in all material respects as described in this Agreement. Each of the Partnership Entities is duly qualified to transact business and is in good standing as a foreign corporation, limited partnership or foreign limited liability company, as the case may be, in each other jurisdiction in which such qualification is required for the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect or subject the limited partners of the Partnership to any material liability or disability.

(8) Power and Authority to Act as a General Partner. The General Partner has full power and authority to act as general partner of the Partnership in all material respects as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(9) Ownership of the General Partner. ATLS owns all of the issued and outstanding membership interests of the General Partner; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (the “GP LLC Agreement”) and are fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and ATLS owns such membership interests free and clear of all Liens except Liens pursuant to the Credit Agreement, dated as of May 16, 2012, among ATLS, Wells Fargo Bank, National Bank, as administrative agent, and the other parties thereto (as the same may be amended, the “ATLS Credit Agreement”).

(10) The General Partner. The General Partner is the sole general partner of the Partnership with a 2% general partner interest in the Partnership and owns all the Incentive Distribution Rights; such general partner interest and Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest and Incentive Distribution Rights free and clear of all Liens (except for restrictions on transferability as described in the Prospectus or set forth in the Partnership Agreement) except Liens pursuant to the ATLS Credit Agreement.

(11) Subsidiaries. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding shares of capital stock of each Subsidiary that is a corporation, all of the issued and outstanding partnership interests of each Subsidiary that is a limited or general partnership and all of the issued and outstanding limited liability company interests, membership interests or other similar interests of each Subsidiary that is a limited liability company have been duly authorized and validly issued, are fully paid and (except in the case of general partnership interests) non-assessable and are owned by the Partnership, directly or through Subsidiaries, free and clear of any Lien except Liens pursuant to the Existing Credit Agreement; and none of the issued and outstanding shares of capital stock of any Subsidiary that is a corporation, none of the issued and outstanding partnership interests of any Subsidiary that is a limited or general partnership, and none of the issued and outstanding limited liability company interests, membership interests or other similar interests of any Subsidiary that is a limited liability company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such subsidiary or any other person. The only subsidiaries of the Partnership, other than investment partnerships for which a Subsidiary is the sole general partner (the “Investment Partnerships”) are the subsidiaries listed on Exhibit B hereto and Exhibit B accurately sets forth whether each such subsidiary is a corporation, limited or general partnership or limited liability company and the jurisdiction of organization of each such subsidiary and, in the case of any subsidiary which is a partnership or limited liability company, its general partners and managing members, respectively.

(12) Capitalization. The issued and outstanding limited partner interests and general partner interests of the Partnership consist of 44,448,784 Common Units, 3,836,554 Preferred Units, the Incentive Distribution Rights and the 2% general partner interest (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to employee or director stock option, stock purchase or other equity incentive plans or any distribution reinvestment plan described in the Registration Statement, the General Disclosure Package and the Prospectus, upon the exercise of options issued pursuant to any option or other equity incentive plans as so described, or upon the exercise of options or the conversion of convertible securities described in the Registration Statement, the General Disclosure Package and the Prospectus). All of the outstanding Common Units, Incentive Distribution Rights and Preferred Units have been duly authorized and are validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-303, 17-607 and 17-804 of the Delaware LP Act); the Common Units, Incentive Distribution Rights and Preferred Units conform in all material respects to all statements relating thereto contained in the Prospectus; no holder of the Common Units will be subject to personal liability by reason of being such a holder.

(13) No Preemptive Rights, Registration Rights or Options. Except as identified in the Registration Statement, the General Disclosure Package or the Prospectus, there are no (i) preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership Entities or (ii) outstanding options or warrants to purchase any securities of the Partnership Entities. Except for such rights that have been waived or as described in the Registration Statement, the General Disclosure Package or the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.

(14) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Partnership.

(15) Authorization of Securities. The Securities to be sold by the Partnership under this Agreement have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable (except as such nonassessability may be affected by matters described in Section 17-303, 17-607 and 17-804 of the Delaware LP Act); no holder of the Securities is or will be subject to personal liability by reason of being such a holder; and the issuance and sale of the Securities to be sold by the Partnership under this Agreement are not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Partnership or any other person.

(16) Absence of Defaults and Conflicts. None of the Partnership Entities is in violation of its Organizational Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Partnership Document, except (solely in the case of Partnership Documents other than the Subject Instruments) for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Pre-Pricing Prospectus and the Prospectus under the caption “Use of Proceeds”) and compliance by the Partnership with its obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any Lien upon any property or assets of the Partnership Entities pursuant to, any Partnership Documents, except for such conflicts, breaches, defaults or Liens that would not, individually or in the aggregate, result in a Material Adverse Effect, nor will such action result in any violation of (i) the provisions of the Organizational Documents of the Partnership Entities or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Partnership Entities or any of their respective assets, properties or operations.

(17) Absence of Labor Dispute. No labor dispute with the employees of the Partnership Entities exists or, to the knowledge of the Partnership, is imminent, and the Partnership is not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of the Partnership Entities which might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(18) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Partnership, threatened, against or affecting the Partnership Entities which is required to be disclosed in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus (other than as disclosed therein), or which might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Partnership of its obligations under this Agreement; the aggregate of all pending legal or governmental proceedings to which any of the Partnership Entities is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(19) Accuracy of Descriptions and Exhibits. The information included or incorporated by reference in the Pre-Pricing Prospectus and the Prospectus under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” “Business—Environmental Matters and Regulation,” “Legal Proceedings,” “Our Cash Distribution Policy,” “Related Party Transactions,” “Description of Common Units,” “U.S. Federal Income Tax Considerations” and “Tax Considerations,” in each case to the extent that it constitutes summaries of legal matters, summaries of provisions of any of the Partnership Entities’ Organizational Documents or any other instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects; all descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of any other Partnership Documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments, agreements or documents required to be described or referred to in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus or the documents incorporated or deemed to be incorporated by reference therein or to be filed as exhibits to the Registration Statement or the documents incorporated or deemed to be incorporated by reference therein which have not been so described and filed as required.

(20) Possession of Intellectual Property. The Partnership Entities own and possess or have valid and enforceable licenses to use, all patents, patent rights, patent applications, licenses, copyrights, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names, software, internet addresses, domain names and other intellectual property (collectively, “Intellectual Property”) that is described in the Registration Statement, the General Disclosure Package or the Prospectus or that is necessary for the conduct of their respective businesses as currently conducted, as proposed to be conducted and as described in the

Registration Statement, the General Disclosure Package and the Prospectus; none of the Partnership Entities has received any notice or is otherwise aware of any infringement of or conflict with rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interests of the Partnership Entities therein; there are no third parties who have or, to the knowledge of the Partnership, will be able to establish rights to any Intellectual Property of the Partnership Entities, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property which the Registration Statement, the General Disclosure Package and the Prospectus disclose is licensed to the Partnership Entities; there is no pending or, to the knowledge of the Partnership, threatened action, suit, proceeding or claim by others challenging the Partnership Entities’ rights in or to any such Intellectual Property, or challenging the validity, enforceability or scope of any such Intellectual Property, or asserting that any of the Partnership Entities infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement, the General Disclosure Package or the Prospectus, infringe or violate, any Intellectual Property of others, and the Partnership is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; the Partnership Entities have complied with the terms of each agreement pursuant to which any Intellectual Property has been licensed to the Partnership Entities, all such agreements are in full force and effect, and no event or condition has occurred or exists that gives or, with notice or passage of time or both, would give any person the right to terminate any such agreement; and there is no patent or patent application that contains claims that interfere with the issued or pending claims of any such Intellectual Property of the Partnership Entities or that challenges the validity, enforceability or scope of any such Intellectual Property.

(21) Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or consent of any holder of equity interests or other securities of the Partnership or creditor of any of the Partnership Entities, (C) no authorization, approval, waiver or consent under any Partnership Document, and (D) no authorization, approval, vote or consent of any other person or entity, is necessary or required for the authorization, execution, delivery or performance by the Partnership of this Agreement, for the offering of the Securities as contemplated by this Agreement, for the issuance, sale or delivery of the Securities to be sold by the Partnership pursuant to this Agreement, or for the consummation of any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, except such as have been obtained under the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and except that no representation is made as to such as may be required under state or foreign securities laws.

(22) Possession of Licenses and Permits. The Partnership Entities possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them;

and, except as would not, individually or in the aggregate, result in a Material Adverse Effect, the Partnership Entities are in compliance with the terms and conditions of all such Governmental Licenses, all such Governmental Licenses are valid and in full force and effect; and none of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

(23) Title to Property. The Partnership Entities have legal, valid and defensible title to the interests in the oil and natural gas properties underlying the estimates of Wright & Company, Inc. of the Partnership Entities’ net proved reserves contained in or incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus and have good and marketable title in fee simple to all real property owned by any of them (if any) and good title to all other properties and assets owned by any of them, in each case, free and clear of all Liens except such as (a) are described in the Registration Statement, the General Disclosure Package and the Prospectus, (b) exist pursuant to the Existing Credit Agreement or (c) are not, individually or in the aggregate, material to the Partnership Entities taken as a whole, are not required to be disclosed in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus, do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Partnership Entities; the working interests derived from oil, natural gas and mineral leases or mineral interests that constitute a portion of the real property held or leased by the Partnership Entities reflect in all material respects the right of the Partnership Entities to explore, develop or produce hydrocarbons as described in the Registration Statement, the General Disclosure Package and the Prospectus from such real property, and the care taken by the Partnership Entities with respect to acquiring or otherwise procuring such leases or mineral interests was generally consistent with standard industry practices in the areas in which the Partnership Entities operate for acquiring or procuring leases and interests therein to explore, develop or produce hydrocarbons; all real property, buildings and other improvements, and all equipment and other property held under lease or sublease by the Partnership Entities is held by them under valid, subsisting and enforceable leases or subleases, as the case may be, with, solely in the case of leases or subleases relating to real property, buildings or other improvements, such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings or other improvements by the Partnership Entities, and all such leases and subleases are in full force and effect; and none of the Partnership Entities has received any notice of any claim of any sort that has been asserted by anyone adverse to the rights of any of the Partnership Entities under any of the leases or subleases mentioned above or affecting or questioning the rights of the Partnership or any of its Subsidiaries to the continued possession of the leased or subleased premises or to the continued use of the leased or subleased equipment or other property except for such claims which, if successfully asserted against any of the Partnership Entities, would not, individually or in the aggregate, result in a Material Adverse Effect.

(24) Investment Company Act. The Partnership is not, and upon the issuance and sale of the Securities as herein contemplated and the receipt and application of the net proceeds therefrom as described in the General Disclosure Package and the

Prospectus under the caption “Use Of Proceeds,” will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the 1940 Act, as in effect on the date of such representation.

(25) Reserve Engineer. Wright & Company, Inc., who issued a report with respect to the Partnership’s oil and natural gas reserves at December 31, 2012 and who has delivered the letters referred to in Sections 5(g) and 5(h) hereof, was, as of the date of such report, and is, as of the date hereof, an independent petroleum engineer with respect to the Partnership.

(26) Reserve Data. The information underlying the estimates of reserves of the Partnership included in the Registration Statement, the General Disclosure Package and the Prospectus, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; other than normal production of the reserves, intervening market commodity price fluctuations, fluctuations in demand for such products, adverse weather conditions, unavailability or increased costs of rigs, equipment, supplies or personnel, the timing of third party operations and other factors, in each case as described in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Partnership Entities is aware of any facts or circumstances that would result in a material adverse change in the aggregate net reserves, or the present value of future net cash flows therefrom, as described in the Registration Statement, the General Disclosure Package and the Prospectus; and estimates of such reserves and present values as described in the Registration Statement, the General Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of Regulation S-X and Subpart 1200 of Regulation S-K under the Securities Act.

(27) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) none of the Partnership Entities is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Partnership Entities have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, notices of noncompliance or violation, investigation or proceedings under any Environmental Law against the Partnership Entities, and (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Partnership Entities relating to Hazardous Materials or under any Environmental Laws

(28) Parties to Lock-Up Agreements. Each of the persons listed on Exhibit C hereto has executed and delivered to the Representatives a lock-up agreement in the form of Exhibit D hereto. Exhibit C hereto contains a true, complete and correct list of all directors and executive officers of the General Partner.

(29) NYSE. The outstanding Common Units are listed on the NYSE and the Partnership has applied to list on the NYSE the Securities being sold hereunder by the Partnership.

(30) Tax Returns. The Partnership Entities have filed all foreign, federal, state and local tax returns that are required to be filed or have obtained extensions thereof, except where the failure so to file would not, individually or in the aggregate, result in a Material Adverse Effect, and have paid all taxes (including, without limitation, any estimated taxes) required to be paid through the date hereof and any other assessment, fine or penalty, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions or for which an extension has been filed and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, result in a Material Adverse Effect.

(31) Insurance. The Partnership Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Partnership Entities or their respective businesses, assets, employees, officers and directors are in full force and effect; the Partnership Entities are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Partnership Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Partnership Entities has been refused any insurance coverage sought or applied for; and none of the Partnership Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not, individually or in the aggregate, result in a Material Adverse Effect.

(32) Accounting and Disclosure Controls. The Partnership Entities maintain and have established and maintained effective “internal control over financial reporting” (as defined in Rule 13a-15 of the 1934 Act Regulations). The Partnership Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability;

(C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the Partnership’s Form 10-K for the year ended December 31, 2011, the General Disclosure Package and the Prospectus, there has not been (1) at any time during the Partnership’s five consecutive fiscal years ended with and including the Partnership’s most recent fiscal year for which audited financial statements are included in the Registration Statement, the General Disclosure Package and the Prospectus or at any time subsequent thereto, any material weakness (as defined in Rule 1-02 of Regulation S-X of the Commission) in the Partnership’s internal control over financial reporting (whether or not remediated), or (2) any fraud, whether or not material, involving management or other employees who have a role in the Partnership’s internal control over financial reporting and, since the end of the Partnership’s most recent fiscal year for which audited financial statements are included in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no change in the Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting. The Partnership Entities have established, maintained and periodically evaluate the effectiveness of “disclosure controls and procedures” (as defined in Rules 13a-15 and 15d-15 under the 1934 Act); such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Partnership in the reports that it files or submits under the 1934 Act and the interactive data in eXtensible Business Reporting Language included as an exhibit to the Registration Statement or incorporated by reference in the Registration Statement are recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Partnership’s management, including the principal executive officer or officers of the General Partner and the principal financial officer or officers of the General Partner, as appropriate, to allow timely decisions regarding disclosure.

The Partnership’s independent public accountants and the audit committee of the General Partner’s board of directors have been advised of all material weaknesses, if any, and significant deficiencies (as defined in Rule 1-02 of Regulation S-X of the Commission), if any, in the Partnership’s internal control over financial reporting and of all fraud, if any, whether or not material, involving management or other employees who have a role in the Partnership’s internal control over financial reporting, in each case that occurred or existed, or was first detected, at any time during the Partnership’s five consecutive fiscal years ended with and including the Partnership’s most recent fiscal year for which audited financial statements are included in the Registration Statement, the General Disclosure Package and the Prospectus or at any time subsequent thereto.

(33) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Partnership or any of the General Partner’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act with which any of them is required to comply, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(34) Pending Proceedings and Examinations; Comment Letters. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Partnership is not the subject of a pending proceeding under Section 8A of the 1933 Act. The Partnership has provided the Representatives with true, complete and correct copies of any written comments received from the Commission by the Partnership or its legal counsel or accountants, and of any transcripts made by the Partnership, its legal counsel or accountants of any oral comments received from the Commission, with respect to the Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any document incorporated or deemed to be incorporated by reference therein and of all written responses thereto (in each case other than comment letters or written responses that are publicly available on EDGAR), and no such comments remain unresolved.

(35) Absence of Manipulation. The Partnership has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(36) Statistical and Market-Related Data. Any statistical, demographic, market-related and similar data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate and accurately reflect the materials upon which such data is based or from which it was derived, and the Partnership has delivered true, complete and correct copies of such materials to the Representatives.

(37) No Restrictions on Dividends. Neither the Partnership nor any of its Subsidiaries is a party to or otherwise bound by any instrument or agreement that limits or prohibits or could limit or prohibit, directly or indirectly, the Partnership from making distributions on its Common Units, Incentive Distribution Rights and Preferred Units, and no Subsidiary of the Partnership is a party to or otherwise bound by any instrument or agreement that limits or prohibits or could limit or prohibit, directly or indirectly, any Subsidiary of the Partnership from paying any dividends or making any other distributions on its capital stock, limited or general partnership interests, limited liability company interests, or other equity interests, as the case may be, or from repaying any loans or advances from, or (except for instruments or agreements that by their express terms prohibit the transfer or assignment thereof or of any rights thereunder) transferring any of its properties or assets to, the Partnership or any other Subsidiary, in each case except as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(38) Foreign Corrupt Practices Act. None of the Partnership Entities nor any director or officer, nor, to the knowledge of the Partnership, any agent, employee, affiliate or other person acting on behalf of the Partnership Entities is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by any such person of the FCPA, including, without limitation, any offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Partnership Entities, and, to the knowledge of the Partnership, its other affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance therewith.

(39) Money Laundering Laws. The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership, threatened.

(40) OFAC. None of the Partnership Entities nor any director or officer, nor, to the knowledge of the Partnership, any agent, employee, affiliate or other person acting on behalf of the Partnership Entities is currently the subject of any sanctions administered or enforced by OFAC; and the Partnership will not directly or indirectly use any of the proceeds from the sale of Securities by the Partnership in the offering contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing any activities or business of or with any person or entity or in any country or territory that, at the time of such funding or facilitation, is the subject of any OFAC sanctions.

(41) ERISA Compliance. None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of ERISA with respect to a Plan (as defined below) determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal, state or foreign governmental or regulatory agency with respect to the employment or compensation of employees by the Partnership or any of its Subsidiaries that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Partnership or any of its Subsidiaries that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Partnership Entities compared to the amount of such contributions made in the Partnership’s most recently completed fiscal year; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Partnership Entities compared to the amount of such obligations in the Partnership’s most recently completed fiscal year; (iii) any event or condition giving rise to a liability under Title IV of ERISA that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Partnership Entities related to its or their employment that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. For purposes of this paragraph and the definition of ERISA, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) with respect to which the Partnership or any of its Subsidiaries may have any liability.

(42) Lending and Other Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) none of the Partnership Entities has any lending or similar relationship with any Underwriter or any bank or other lending institution affiliated with any Underwriter; (ii) the Partnership will not, directly or indirectly, use any of the proceeds from the sale of the Securities by the Partnership hereunder to reduce or retire the balance of any loan or credit facility extended by any Underwriter or any of its “affiliates” or “associated persons” (as such terms are used in FINRA Rule 5121) or otherwise direct any such proceeds to any Underwriter or any of its “affiliates” or “associated persons” (as so defined); and (iii) there are and have been no transactions, arrangements or dealings between the Partnership Entities, on one hand, and any Underwriter or any of its “affiliates” or “associated persons” (as so defined), on the other hand, that, under FINRA Rule 5110 or 5121, must be disclosed in a submission to FINRA in connection with the offering of the Securities contemplated hereby or disclosed in the Registration Statement, the General Disclosure Package or Prospectus.

(43) Changes in Management. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, and for Jeffrey Simmons, Senior Vice President of Operations, none of the persons who were officers or directors of the General Partner as of the date of the Pre-Pricing Prospectus has given oral or written notice to the Partnership Entities of his or her resignation (or otherwise indicated to any of the Partnership Entities an intention to resign within the next 24 months), nor has any such officer or director been terminated by the General Partner or otherwise removed from his or her office or from the board of directors, as the case may be (including, without limitation, any such termination or removal which is to be effective as of a future date) nor is any such termination or removal under consideration by the General Partner or its board of directors.

(44) Transfer Taxes. There are no stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges payable in connection with the execution or delivery of this Agreement by the Partnership or the issuance or sale by the Partnership of the Securities to be sold by the Partnership to the Underwriters hereunder.

(45) Related Party Transactions. There are no business relationships or related party transactions involving the Partnership Entities or, to the knowledge of the Partnership, any other person that are required to be described in the Pre-Pricing Prospectus or the Prospectus that have not been described as required.

(46) Stop Transfer Instructions. The Partnership has, with respect to any Common Units (other than the Securities to be sold pursuant to this Agreement) or other securities convertible into or exercisable or exchangeable for Common Units owned or held (of record or beneficially) by any persons who have entered into or are required to enter into an agreement in the form of Exhibit D hereto, instructed the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period (as the same may be extended as provided in such agreements); and, during the Lock-Up Period (as the same may be extended as provided in such agreements), the Partnership will not cause or permit any waiver, release, modification or amendment of any such stop transfer instructions or stop transfer procedures without the prior written consent of Wells Fargo.

(47) Offering Materials. Without limitation to the provisions of Section 16 hereof, the Partnership has not distributed and will not distribute, directly or indirectly (other than through the Underwriters), any “written communication” (as defined Rule 405 under the 1933 Act) or other offering materials in connection with the offering or sale of the Securities, other than the Pre-Pricing Prospectus, the Prospectus, any amendment or supplement to any of the foregoing that are filed with the SEC and any Permitted Free Writing Prospectuses (as defined in Section 16).

(48) Brokers. There is not a broker, finder or other party that is entitled to receive from the Partnership any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement, except for underwriting discounts and commissions in connection with the sale of the Securities to the Underwriters pursuant to this Agreement.

(49) Domestic Operations. The operations of the Partnership Entities are, and at all times have been, conducted within the United States of America. The Partnership Entities have no foreign operations.

(50) Interactive Data. The interactive data in eXtensible Business Reporting Language included as an exhibit to the Registration Statement or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(b) Certificates. Any certificate signed by any officer of the Partnership Entities (whether signed on behalf of such officer or any such Partnership Entity) and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Partnership to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Partnership agrees to sell to the Underwriters, severally and not jointly, 13,000,000 Initial Securities, and each Underwriter, severally and not jointly, agrees to purchase the respective number of Initial

Securities set forth opposite its name in Exhibit A hereto plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional Securities, in each case at a price of $20.96156 per common unit (the “Purchase Price”).

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Partnership hereby grants an option to the Underwriters, severally and not jointly, to purchase up to 1,950,000 Option Securities at a price per share equal to the Purchase Price referred to in Section 2(a) above; provided that the price per share for any Option Securities shall be reduced by an amount per share equal to any dividends or distributions declared, paid or payable by the Partnership on the Initial Securities but not payable on such Option Securities. The option hereby granted will expire at 11:59 P.M. (New York City time) on the 30th day after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Partnership setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (an “Option Closing Date”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option (unless postponed in accordance with the provisions of Section 10), nor in any event prior to the Closing Date. If the option is exercised as to all or any portion of the Option Securities, the Partnership will sell to the Underwriters the total number of Option Securities set forth in Section 2(b), and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Exhibit A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Payment. Payment of the purchase price for, and delivery of, the Initial Securities shall be made at the offices of Latham & Watkins LLP, 811 Main Street, Suite 3700, Houston, Texas 77002, or at such other place as shall be agreed upon by the Representatives and the Partnership, at 9:00 A.M. (New York City time) on June 14, 2013 (unless postponed in accordance with the provisions of Section 10), or such other time not later than five business days after such date as shall be agreed upon by the Representatives and the Partnership (such time and date of payment and delivery being herein called “Closing Date”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of, such Option Securities shall be made at the above-mentioned offices at 9:00 A.M. (New York City time), or at such other place as shall be agreed upon by the Representatives and the Partnership, on each Option Closing Date as specified in the notice from the Representatives to the Partnership.

Payment shall be made to the Partnership by wire transfer of immediately available funds to a single bank account designated by the Partnership, in each case against delivery to the Representatives for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Wells Fargo, individually and not as Representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or the relevant Option Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Delivery of Securities. Delivery of the Initial Securities and any Option Securities shall be made through the facilities of DTC unless the Representatives shall otherwise instruct.

SECTION 3. Covenants of the Partnership. The Partnership covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Partnership, subject to Section 3(b), will comply with the requirements of Rule 430A and Rule 433 and will notify the Representatives immediately, and confirm the notice in writing, (i) when any Rule 462(b) Registration Statement or any post-effective amendment to the Registration Statement with respect to the Securities shall be declared or become effective, or when any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus with respect to the Securities or any amendment or supplement to any of the foregoing shall have been filed, (ii) of the receipt of any comments from the Commission with respect to the Securities (and shall promptly furnish the Representatives with a copy of any comment letters and any transcript of oral comments, and shall furnish the Representatives with copies of any written responses thereto a reasonable amount of time prior to the proposed filing thereof with the Commission), (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, any document incorporated or deemed to be incorporated by reference therein or any Issuer Free Writing Prospectus or for additional information with respect to the Securities, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing. In the event of the issuance of any stop order and the suspension or loss of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, the Partnership will use commercially reasonable efforts to obtain the lifting or withdrawal thereof.

(b) Filing of Amendments. The Partnership will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement, any Issuer Free Writing Prospectus or any amendment, supplement or revision to any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus with respect to the Securities, whether pursuant to the 1933 Act or otherwise, and the Partnership will furnish the Representatives with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object. The Partnership has given the Representatives notice of any filings made pursuant to the 1934 Act or the 1934 Act Regulations within 48 hours prior to the Applicable Time. The Partnership will give the Representatives notice of its intention to make any filing pursuant to the 1934 Act or the 1934 Act Regulations from the Applicable Time through the Closing Time (or, if later, through the end of the period during which the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise)) and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

(c) Delivery of Registration Statements. The Partnership has furnished or will deliver to the Representatives and counsel for the Underwriters, upon request and without charge, copies of the Registration Statement and of each amendment thereto with respect to the Securities (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and copies of all consents and certificates of experts.

(d) Delivery of Prospectuses. The Partnership has furnished or made available to each Underwriter, without charge, as many copies of each preliminary prospectus and any amendments or supplements thereto as such Underwriter reasonably requested for so long as the delivery of the Prospectus is required (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), and the Partnership hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Partnership will furnish to each Underwriter, without charge, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), such number of copies of the Pre-Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus and any amendments or supplements to any of the foregoing as such Underwriter may reasonably request.

(e) Continued Compliance with Securities Laws. The Partnership will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated by this Agreement, the General Disclosure Package and the Prospectus. If at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by the applicable law to be delivered in connection with sales of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), any event shall occur or condition shall exist as a result of which it is necessary to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus (i) so that such Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading or (ii) in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Partnership will promptly notify the Representatives of such event or condition and of its intention to file such amendment or supplement and will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to comply with such requirements, and, in the case of an amendment or post-effective amendment to the Registration Statement, the Partnership will use its commercially reasonable efforts to have such amendment declared or become effective as soon as practicable.

(f) Blue Sky and Other Qualifications. The Partnership will furnish such information as may be required and otherwise cooperate in qualifying the Securities for offering and sale or obtaining an exemption for the Securities to be offered and sold, under the applicable securities or blue sky laws of such states and other jurisdictions (domestic or foreign) as the Representatives may reasonably designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities; provided, however, that the Partnership shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified or exempt, the Partnership will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Securities.

(g) Rule 158. The Partnership will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Partnership will use the net proceeds received by it from the sale of the Securities in the manner described in the Pre-Pricing Prospectus and the Prospectus under “Use of Proceeds.”

(i) Listing. In the case of any Securities that are not listed on the NYSE, the Partnership will use its commercially reasonable efforts to effect the listing of the Securities on such exchange as and when required by this Agreement.

(j) Restriction on Sale of Securities. During the Lock-Up Period (as the same may be extended pursuant to the provisions set forth in the next sentence), the Partnership will not, without the prior written consent of Wells Fargo, directly or indirectly:

(i) issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any Common Units or any securities convertible into or exercisable or exchangeable for Common Units (other than (a) in connection with the “at the market” offering launched on May 10, 2013 and (b) any Class C convertible preferred units and related warrants issued pursuant to that certain Unit Purchase Agreement, dated June 9, 2013, between the Partnership and Atlas Energy, L.P.),

(ii) file or cause the filing of any registration statement under the 1933 Act with respect to any Common Units or any securities convertible into or exercisable or exchangeable for any Common Units (other than any Rule 462(b) Registration Statement filed to register Securities to be sold to the Underwriters pursuant to this Agreement), or

(iii) enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Common Units or any securities convertible into or exercisable or exchangeable for any Common Units, whether any transaction described in clause (i) or (iii) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the Partnership may, without the prior written consent of Wells Fargo, (A) issue Common Units, phantom units and options to purchase Common Units, pursuant to unit option plans and unit incentive plans as those plans are in effect on the date of this Agreement, (B) issue Common Units or withhold Common units to pay income taxes upon the exercise of unit options or the vesting of phantom units outstanding on the date of this Agreement or issued after the date of this Agreement under unit option plans referred to in clause (A) above, as those unit options, phantom units and plans are in effect on the date of this Agreement and (C) issue Common Units in connection with an acquisition transaction (x) directly to a seller party to such transaction as part of the purchase price or (y) through an offering exempt from registration under Regulation D of the 1933 Act, provided, however, any recipient of such Common Units will agree to be bound by the restrictions set forth in the Lock-up Agreement in the form of Exhibit D hereto for the remainder of the Lock-Up Period.

(k) Reporting Requirements. The Partnership, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), will file all documents required to be filed with the Commission pursuant to the 1934 Act and the 1934 Act Regulations within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l) Preparation of Prospectus. Immediately following the execution of this Agreement, the Partnership will, subject to Section 3(b) hereof, prepare the Prospectus, which shall contain the selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representatives and the Partnership may deem appropriate, and if requested by the Representatives, will prepare an Issuer Free Writing Prospectus containing the information set forth in Exhibit G hereto and such other information as may be required by Rule 433 or as the Representatives and the Partnership may deem appropriate, and will file or transmit for filing with the Commission the Prospectus in accordance with the provisions of Rule 430A and in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and any such Issuer Free Writing Prospectus in the manner and within the time period required by Rule 433.

(m) New Registration Statement. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), any of the Securities remains unsold by the Underwriters, the Partnership will, prior to the Renewal Deadline, if it has not already done so, file a new registration statement relating to the Securities, and notify the Representatives when such filing has been made and use its commercially reasonable efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Partnership will furnish the Representatives with copies of any such new registration statement a reasonable amount of time prior to such proposed filing and, notwithstanding the foregoing provisions of this paragraph, will not file any such proposed registration statement to which the Representatives or counsel for the Underwriters shall object. In any such case, the Partnership will take all other action as is necessary or appropriate to permit the public offering and sale of the Securities to continue from and after the Renewal Deadline as contemplated in the expired registration statement relating to the Securities. References in this Agreement to the “Registration Statement” shall include any such new shelf registration statement from and after the time it is filed with the Commission, mutatis mutandis.

SECTION 4. Payment of Expenses.

(a) Expenses. The Partnership will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement and each amendment thereto (in each case including exhibits) and any costs associated with electronic delivery of any of the foregoing, (ii) the word processing and delivery to the Underwriters of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities and the issuance and delivery of the Securities to be sold by the Partnership to the Underwriters, including any stock or other transfer taxes and any stamp or other taxes or duties payable in connection with the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Partnership, (v) the qualification or exemption of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto, (vi) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements to any of the foregoing and any costs associated with electronic delivery of any of the foregoing, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any Canadian “wrapper” and any supplements thereto and any costs associated with electronic delivery of any of the foregoing, (viii) the fees and expenses of the Attorneys-in-Fact, the Custodian and the transfer agent and registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by FINRA of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Securities on the NYSE, (xi) the costs and expenses of the Partnership and any of the officers or directors of the General Partner, or their counsel or other representatives in connection with presentations or meetings undertaken in connection with the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics and the production and hosting of any electronic road shows, fees and expenses of any consultants engaged in connection with road show presentations, and travel, lodging, transportation, and other expenses of the officers, directors, counsel and other representatives of the Partnership incurred in connection with any such presentations or meetings, and (xii) the reasonable fees and disbursements of counsel for the Underwriters in connection with the copying and delivery of closing documents and other documents relating to the offering contemplated hereby (and in connection with the preparation and delivery of any electronic versions or compilations of such documents) to the Partnership, the Partnership’s accountants and counsel and the Underwriters.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i), 9(a)(iii)(A) or 9(a)(v) hereof, the Partnership shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Partnership Parties contained in this Agreement, or in certificates signed by any officer of the Partnership Parties or any other Partnership Entities (whether signed on behalf of such officer, the Partnership or such Partnership Entity) delivered to the Representatives or counsel for the Underwriters, to the performance by the Partnership of its respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Initial Registration Statement and any post-effective amendments thereto and any Rule 462(b) Registration Statement, shall have become effective, been declared or become effective, as the case may be, and no stop order suspending the effectiveness of the Initial Registration Statement or any Rule 462(b) Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Partnership, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives. The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance upon Rule 424(b)(8)) and each Issuer Free Writing Prospectus required to be filed with the Commission shall have been filed in the manner and within the time period required by Rule 433, and, prior to the Closing Date, the Partnership shall have provided evidence satisfactory to the Representatives of such timely filings.

(b) Opinion of Counsel for Partnership. At the Closing Date, the Representatives shall have received the favorable opinion, dated as of Closing Date, of Ledgewood, counsel for the Partnership (“Partnership Counsel”), in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect set forth in Exhibit E hereto and to such further effect as the Representatives may reasonably request.

(c) Opinion of Counsel for Underwriters. At the Closing Date, the Representatives shall have received the favorable letter, dated as of Closing Date, of Latham & Watkins LLP, counsel for the Underwriters (“Underwriters’ Counsel”), together with signed or reproduced copies of such letter for each of the other

Underwriters, with respect to the Securities to be sold by the Partnership pursuant to this Agreement, this Agreement, the Initial Registration Statement, any Rule 462(b) Registration Statement, the General Disclosure Package and the Prospectus and any amendments or supplements thereto and such other matters as the Representatives may reasonably request.

(d) Officers’ Certificate. At the Closing Date or the applicable Option Closing Date, as the case may be, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change or any development that could reasonably be expected to result in a material adverse change in the condition (financial or other), results of operations, business, properties, management or prospects of the Partnership Entities taken as a whole, whether or not arising in the ordinary course of business, and, at the Closing Date, the Representatives shall have received a certificate, signed on behalf of the Partnership by the President or the Chief Executive Officer of the General Partner and the Chief Financial Officer or Chief Accounting Officer of the General Partner, dated as of Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Partnership in this Agreement are true and correct at and as of the Closing Date with the same force and effect as though expressly made at and as of Closing Date, (iii) the Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Date under or pursuant to this Agreement, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Partnership, are contemplated by the Commission.

(e) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from each of Grant Thornton LLP, KPMG LLP and Rylander, Clay & Opitz LLP a letter, dated the date of this Agreement and in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Partnership contained in the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectuses (other than any electronic road show) and the Prospectus and any amendments or supplements to any of the foregoing.

(f) Bring-down Comfort Letter. At the Closing Date, the Representatives shall have received from each of Grant Thornton LLP, KPMG LLP and Rylander, Clay & Opitz LLP a letter, dated as of the Closing Date and in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letters furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Date.

(g) Reserve Engineer’s Letter. At the time of the execution of this Agreement, the Representatives shall have received from Wright & Company, Inc. a letter, dated the date of this Agreement and in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, covering certain matters relating to information about the reserves of the Partnership contained in the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectuses (other than any electronic road show) and the Prospectus and any amendments or supplements to any of the foregoing.

(h) Bring-down Reserve Engineer’s Letter. At the Closing Date, the Representatives shall have received from Wright & Company, Inc. a letter, dated as of the Closing Date and in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section.

(i) Approval of Listing. At Closing Date and each Option Closing Date, if any, the Securities to be purchased by the Underwriters from the Partnership at such time shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(j) Lock-up Agreements. Prior to the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit D hereto signed by each of the persons listed in Exhibit C hereto.

(k) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities on any Option Closing Date that is after the Closing Date, the obligations of the several Underwriters to purchase the applicable Option Securities shall be subject to the conditions specified in the introductory paragraph of this Section 5 and to the further condition that, at the applicable Option Closing Date, the Representatives shall have received:

(1) Opinion of Counsel for Partnership. The favorable opinion of Partnership Counsel in form and substance satisfactory to the Representatives and dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(2) Opinion of Counsel for Underwriters. The favorable opinion of Underwriters’ Counsel, in form and substance satisfactory to the Representatives and dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(3) Officers’ Certificate. A certificate, dated such Option Closing Date, to the effect set forth in, and signed on behalf of the Partnership by the officers specified in, Section 5(d) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

(4) Bring-down Comfort Letter. A letter from each of Grant Thornton LLP, KPMG LLP and Rylander, Clay & Opitz LLP, in form and substance satisfactory to the Representatives and dated such Option Closing Date, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(g) hereof, except that the specified date in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Option Closing Date, and except that such letter shall also cover any amendments or supplements to the Registration Statement, any Issuer Free Writing Prospectus (other than any electronic road show) and the Prospectus subsequent to the Closing Date.

(5) Bring-down Reserve Engineer’s Letter. A letter from Wright & Company, Inc., dated as of such Option Closing Date and in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(h) hereof.

(l) Additional Documents. At the Closing Date and each Option Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement, or as the Representatives or counsel for the Underwriters may otherwise reasonably request.

(m) Chief Financial Officer’s Certificate. On the date hereof and on the Closing Date, the Representatives shall have received a written certificate executed by the Chief Financial Officer of the General Partner, dated as of such date, in the form and substance satisfactory to the Representatives, to the effect set forth in Exhibit H hereto.

(n) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on an Option Closing Date which is after the Closing Date, the obligations of the several Underwriters to purchase the relevant Option Securities on such Option Closing Date, may be terminated by the Representatives by notice to the Partnership at any time on or prior to Closing Date or such Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that, in the case of any such termination of this Agreement, Sections 1, 6, 7, 8, 11, 12, 13, 16, 17, 18 and 19 hereof shall survive such termination of this Agreement and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification by the Partnership. The Partnership agrees to indemnify and hold harmless each Underwriter, its affiliates, and its and their officers, directors, employees, selling agents, partners and members and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), or any “issuer information” (as defined in Rule 433), or any “road show” (as defined in Rule 433) that does not constitute an Issuer Free Writing Prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Partnership; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or in any amendment or supplement to any of the foregoing), it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 6(b) hereof.

(b) Indemnification by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Partnership, the directors of the General Partner, each of the officers of the General Partner who signed the Registration Statement and each person, if any, who controls the Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any

amendment or supplement to any of the foregoing), in reliance upon and in conformity with written information furnished to the Partnership by such Underwriter through the Representatives expressly for use therein. The Partnership hereby acknowledges and agrees that the information furnished to the Partnership by the Underwriters through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), consists exclusively of the following information appearing under the caption “Underwriting” in the Pre-Pricing Prospectus and the Prospectus: (i) the information regarding the concession and reallowance appearing in under the caption “—Commissions and Expenses,” (ii) the information regarding stabilization, syndicate covering transactions and penalty bids appearing under the caption “—Stabilization, Short Positions and Penalty Bids” (but only insofar as such information concerns the Underwriters) and (iii) the information regarding compliance with FINRA Rule 2310 appearing under the caption “—Relationships/FINRA Rules.”

(c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses. Counsel to the indemnified parties shall be selected as follows: counsel to the Underwriters and the other indemnified parties referred to in Section 6(a) above shall be selected by Wells Fargo, and counsel to the Partnership, the directors of the General Partner, each of the General Partner’s officers who signed the Registration Statement and each person, if any, who controls the Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Partnership. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Underwriters and the other indemnified parties referred to in Section 6(a) above and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Partnership, the directors of the General Partner, each of the General Partner’s officers who signed the Registration Statement and each person, if any, who controls the Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 6, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Partnership on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Partnership and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Partnership on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership on the one hand or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each affiliate of any Underwriter, each officer, director, employee, selling agent, partner and member of any Underwriter or any such affiliate, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and the directors of the General Partner, each of the General Partner’s officers who signed the Registration Statement, and each person, if any, who controls the Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Partnership. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Exhibit A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates signed by any officer of the Partnership Entities (whether signed on behalf of such officer, the Partnership or such other entity) and delivered to the Representatives or counsel to the Underwriters, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any officer, director, employee, partner, member or agent of any Underwriter or any person controlling any Underwriter, or by or on behalf of the Partnership, any officer of the General Partner, director of the General Partner or employee of the Partnership or General Partner or any person controlling the Partnership, and shall survive delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representatives may terminate this Agreement, by notice to the Partnership, at any time on or prior to Closing Date (and, if any Option Securities are to be purchased on an Option Closing Date which occurs after the Closing Date, the Representatives may terminate the obligations of the several Underwriters to purchase such Option Securities, by notice to the Partnership at any time on or prior to such Option Closing Date) (i) if there has been, at any time on or after the date of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change or any development that could reasonably expected to result in a material adverse change, in the condition (financial or other), results of operations, business, properties, management or prospects of the Partnership Entities taken as a whole, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any declaration of a national emergency or war by the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions (including, without limitation, as a result of terrorist activities), in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if (A) trading in any securities of the Partnership has been suspended or materially limited by the Commission or the NYSE, or (B) trading generally on the NYSE has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (C) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities or (v) if there shall have occurred, at any time on or after the date of this Agreement, any downgrading in the rating of any debt securities of or guaranteed by the Partnership by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act) or any public announcement that any such organization has placed its rating on the Partnership or any such debt securities under surveillance or review or on a so-called “watch list” (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement by any such organization that the Partnership or any such debt securities has been placed on negative outlook.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7, 8, 11, 12, 13, 16, 17, 18 and 19 hereof shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Date or an Option Closing Date to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(1) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount of such Defaulted Securities in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

(2) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Option

Closing Date which occurs after the Closing Date, the obligation of the Underwriters to purchase and of the Partnership to sell the Option Securities that were to have been purchased and sold on such Option Closing Date, shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10(a) shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of an Option Closing Date which is after the Closing Date, which does not result in a termination of the obligations of the Underwriters to purchase and the Partnership to sell the relevant Option Securities, as the case may be, the Representatives shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

In the event of any such default which does not result in a termination of this Agreement or, in the case of an Option Closing Date which is after the Closing Date, which does not result in a termination of the obligation of the Underwriters to purchase and the Partnership to sell the relevant Option Securities, as the case may be, the Representatives shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes to the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing, shall be effective only upon receipt and shall be mailed, delivered by hand or overnight courier, or transmitted by fax (with the receipt of such fax to be confirmed by telephone). Notices to the Underwriters shall be directed to the Representatives at Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York, 10152, Attention of Equity Syndicate, fax no. 212-214-5918 (with such fax to be confirmed by telephone to 212-214-6144); notices to the Partnership shall be directed to it at Atlas Resource Partners, L.P. Park Place Corporate Center One, 1000 Commerce Drive, Suite 400, fax no. 215-761-0457 (with such fax to be confirmed by telephone to 215-523-6161).

SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Partnership and their respective successors and the controlling persons and other indemnified parties referred to in Sections 6 and 7 and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Partnership and their respective successors, and said controlling persons and other indemnified parties and their successors, heirs and legal representatives, and for the benefit of no other person or entity. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 15. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means 5:10 p.m. (New York City time) on June 10, 2013 or such other time as agreed by the Partnership and the Representatives.

“Commission” means the Securities and Exchange Commission.

“DTC” means The Depository Trust Partnership.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

“Existing Credit Agreement” means that certain Amended and Restated Credit Agreement dated as of March 5, 2012 among the Partnership, Wells Fargo Bank, National Association, as administrative agent, and the other parties thereto, as amended, supplemented or restated, if applicable, and including any promissory notes, pledge agreements, security agreements, mortgages, guarantees and other instruments or agreements entered into by the Partnership or any of its Subsidiaries in connection therewith or pursuant thereto, in each case as amended, supplemented or restated, if applicable.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“FINRA” means the Financial Industry Regulatory Authority Inc. or the National Association of Securities Dealers, Inc., or both, as the context shall require.

“GAAP” means generally accepted accounting principles.

“Incentive Distribution Rights” means the Incentive Distribution Rights as defined in the Partnership Agreement.

“Initial Registration Statement” means the Partnership’s registration statement on Form S–3 (Registration No. 333-180477), as amended (if applicable), including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S–3 under the 1933 Act and the Rule 430A Information; provided that any Rule 430A Information shall be deemed to be part of the Initial Registration Statement only from and after the time such information is deemed, pursuant to Rule 431A, to be part of the Initial Registration Statement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the offering of the Securities that (i) is required to be filed with the Commission by the Partnership, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibits K and L hereto, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Partnership’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Exhibit K hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

“Lock-Up Period” means the period beginning on and including the date of this Agreement through and including the date that is the 45th day after the date of this Agreement, as the same may be extended as provided herein.

“NYSE” means the New York Stock Exchange.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Organizational Documents” means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

“Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of March 13, 2012, as amended.

“Partnership Documents” means (i) all Subject Instruments and (ii) all other contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, swap agreements, hedging agreements, leases or other instruments or agreements to which any of the Partnership Entities is a party or by which any of the Partnership Entities is bound that, solely in the case of this clause (ii), are material with respect to the Partnership Entities taken as a whole.

“Preferred Units” means the Preferred Units as defined in the Partnership Agreement.

“Pre-Pricing Prospectus” means the preliminary prospectus dated June 10, 2013 relating to the Securities in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-1 under the 1933 Act.

“PCAOB” means the Public Partnership Accounting Oversight Board (United States).

“preliminary prospectus” means any prospectus together with, if applicable, the accompanying prospectus supplement used in connection with the offering of the Securities that omitted the public offering price of the Securities or that was captioned “Subject to Completion,” together with the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act. The term “preliminary prospectus” includes, without limitation, the Pre-Pricing Prospectus.

“Registration Statement” means the Initial Registration Statement; provided that, if a Rule 462(b) Registration Statement is filed with the Commission, then the term “Registration Statement” shall include such Rule 462(b) Registration Statement from and after the time of such filing, mutatis mutandis.

“Regulation S-T” means Regulation S-T of the Commission.

“Rule 163,” “Rule 164,” “Rule 172,” “Rule 173,” “Rule 401,” “Rule 405,” “Rule 424(b)” “Rule 430A,” “Rule 430C,” “Rule 433” and “Rule 462(b)” refer to such rules under the 1933 Act.

“Rule 462(b) Registration Statement” means a registration statement filed by the Partnership pursuant to Rule 462(b) for the purpose of registering any of the Securities under the 1933 Act, including the documents and other information incorporated or deemed to be incorporated by reference therein and the Rule 430A Information.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“Subject Instruments” means the Existing Credit Agreement all other instruments, agreements and documents filed or incorporated by reference as exhibits to the Registration Statement pursuant to Rule 601(b)(10) of Regulation S-K of the Commission; provided that if any instrument, agreement or other document filed or incorporated by reference as an exhibit to the Registration Statement as aforesaid has been redacted or if any portion thereof has been deleted or is otherwise not included as part of such exhibit (whether pursuant to a request for confidential treatment or otherwise), the term “Subject Instruments” shall nonetheless mean such instrument, agreement or other document, as the case may be, in its entirety, including any portions thereof which shall have been so redacted, deleted or otherwise not filed.

“1933 Act” means the Securities Act of 1933, as amended.

“1933 Act Regulations” means the rules and regulations of the Commission under the 1933 Act.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1934 Act Regulations” means the rules and regulations of the Commission under the 1934 Act.

“1940 Act” means the Investment Company Act of 1940, as amended.

All references in this Agreement to the Registration Statement, the Initial Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the version thereof filed with the Commission pursuant to EDGAR and all versions thereof delivered (physically or electronically) to the Representatives or the Underwriters.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, Initial Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, the Initial Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Initial Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, the Initial Registration Statement, any Rule 462(b) Registration Statement, such preliminary prospectus or the Prospectus, as the case may be. Permitted Free Writing Prospectuses. The Partnership represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Securities that constitutes or would constitute an “issuer free writing prospectus” (as defined in Rule 433) or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405) or portion thereof required to be filed with the Commission or required to be retained by the Partnership pursuant to Rule 433; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of the Issuer General Use Free Writing Prospectuses, if any, listed on Exhibit K hereto and, to any electronic road show in the form previously provided by the Partnership to and approved by the Representatives. Any such free writing prospectus consented to or deemed to have been consented to as aforesaid is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Partnership represents, warrants and agrees that it has treated and will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit K hereto are Permitted Free Writing Prospectuses.

SECTION 16. Absence of Fiduciary Relationship. The Partnership acknowledges and agrees that:

(a) each of the Underwriters is acting solely as an underwriter in connection with the sale of the Securities and no fiduciary, advisory or agency relationship between the Partnership, on the one hand, and any of the Underwriters, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not any of the Underwriters has advised or is advising the Partnership on other matters;

(b) the public offering price of the Securities and the price to be paid by the Underwriters for the Securities set forth in this Agreement were established by the Partnership following discussions and arms-length negotiations with the Representatives;

(c) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d) it is aware that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Partnership that none of the Underwriters has any obligation to disclose such interests and transactions to the Partnership by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e) it waives, to the fullest extent permitted by law, any claims it may have against any of the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Underwriters shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Partnership or any unitholders, partners employees or creditors of the Partnership.

SECTION 17. Research Analyst Independence. The Partnership acknowledges that the Underwriters’ respective research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ respective research analysts and research departments may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of their respective investment banking divisions. The Partnership hereby waives and releases, to the fullest extent permitted by applicable law, any claims that the Partnership may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their respective research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership by such Underwriters’ respective investment banking divisions. The Partnership acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Partnership and other entities that may be the subject of the transactions contemplated by this Agreement.

SECTION 18. Trial By Jury. The Partnership (on its own behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 19. Consent to Jurisdiction. The Partnership hereby submits to the non-exclusive jurisdiction of any U.S. federal or state court located in the Borough of Manhattan, the City and County of New York in any action, suit or proceeding arising out of or relating to or based upon this Agreement or any of the transactions contemplated hereby, and irrevocably and unconditionally waive any objection to the laying of venue of any such action, suit or proceeding in any such court and agree not to plead or claim in any such court that any such action, suit or proceeding has been brought in an inconvenient forum.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Partnership a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Partnership in accordance with its terms.

Very truly yours,

ATLAS RESOURCE PARTNERS, L.P.
By: Atlas Resource Partners GP, LLC, its general partner

By	/s/ Sean P. McGrath
	Name:	Sean P. McGrath
	Title:	Chief Financial Officer

CONFIRMED AND ACCEPTED, as of the date first above written:

WELLS FARGO SECURITIES, LLC, MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED,
CITIGROUP GLOBAL MARKETS, INC., DEUTSCHE BANK SECURITIES INC., J.P. MORGAN SECURITIES LLC, MORGAN STANLEY & CO. LLC, and RBC CAPITAL MARKETS, LLC

By:	WELLS FARGO SECURITIES, LLC

By	/s/ David Herman
Authorized Signatory
David Herman – Director

For themselves and as Representative of the Underwriters named in Exhibit A hereto.

Signature Page

EXHIBIT A

Name of Underwriter	Number of Initial Securities

Wells Fargo Securities, LLC	1,625,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,527,500
Citigroup Global Markets, Inc.	1,527,500
Deutsche Bank Securities Inc.	1,527,500
J.P. Morgan Securities LLC	1,527,500
Morgan Stanley & Co. LLC	1,527,500
RBC Capital Markets, LLC	1,527,500
Robert W. Baird & Co., Incorporated	520,000
Stifel, Nicolaus & Company, Incorporated	520,000
MLV & Co. LLC	260,000
Oppenheimer & Co. Inc.	260,000
Stephens Inc.	260,000
Wunderlich Securities, Inc.	260,000
Tuohy Brothers Investment Research, Inc.	65,000
C&Co/PrinceRidge LLC	65,000

Total	13,000,000

A-1

EXHIBIT B

Name	Jurisdiction of Organization	Type of Entity	Name of Member/Sole Shareholder
Atlas Energy Holdings Operating Company, LLC	DE	LLC	Atlas Resource Partners, L.P.

Atlas Resource Finance Corporation	DE	Corporation	Atlas Resource Partners, L.P.

Atlas Resources, LLC	PA	LLC	Atlas Energy Holdings Operating Company, LLC

Viking Resources, LLC	PA	LLC	Atlas Energy Holdings Operating Company, LLC

Resource Energy, LLC	DE	LLC	Atlas Energy Holdings Operating Company, LLC

ARP Barnett, LLC	DE	LLC	Atlas Energy Holdings Operating Company, LLC

ARP Barnett Pipeline, LLC	DE	LLC	ARP Barnett, LLC

Atlas Barnett, LLC	TX	LLC	Atlas Energy Holdings Operating Company, LLC

Atlas Noble, LLC	DE	LLC	Atlas Energy Holdings Operating Company, LLC

REI-NY, LLC	DE	LLC	Atlas Energy Holdings Operating Company, LLC

Atlas Energy Indiana, LLC	IN	LLC	Atlas Energy Holdings Operating Company, LLC

Atlas Energy Tennessee, LLC	PA	LLC	Atlas Energy Holdings Operating Company, LLC

Atlas Energy Ohio, LLC	OH	LLC	Atlas Energy Holdings Operating Company, LLC

B-1

ARP Oklahoma LLC	OK	LLC	Atlas Energy Holdings Operating Company, LLC

Atlas Energy Colorado, LLC	CO	LLC	Atlas Energy Holdings Operating Company, LLC

Resource Well Services, LLC	DE	LLC	Atlas Energy Holdings Operating Company, LLC

Atlas Energy Securities, LLC	DE	LLC	Atlas Energy Holdings Operating Company, LLC

Anthem Securities, Inc.	PA	Corporation	Atlas Energy Securities, LLC

B-2

EXHIBIT C

LIST OF PERSONS SUBJECT TO LOCK-UP

Edward Cohen

Jonathan Cohen

Matthew Jones

Jeffrey Key

Bruce Wolf

DeAnn Craig

Anthony Coniglio

Freddie Kotek

Sean McGrath

Jeffrey Slotterback

Lisa Washington

Daniel Herz

Jeffrey Simmons

EXHIBIT D

FORM OF LOCK-UP AGREEMENT

Atlas Resource Partners, L.P.

Public Offering of Common Units

Dated as of June 10, 2013

Wells Fargo Securities, LLC,

Merrill Lynch, Pierce, Fenner & Smith

    Incorporated,

Citigroup Global Markets, Inc.,

Deutsche Bank Securities Inc.,

J.P. Morgan Securities LLC,

Morgan Stanley & Co. LLC and

RBC Capital Markets LLC

As Representatives of the several Underwriters

c/o Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Ladies and Gentlemen:

This agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) among Atlas Resource Partners, L.P., a Delaware limited partnership (the “Partnership”), Wells Fargo Securities, LLC (“Wells Fargo”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Citigroup Global Markets, Inc. (“Citigroup”), Deutsche Bank Securities Inc. (“Deutsche Bank”), J.P. Morgan Securities LLC (“J.P. Morgan”), Morgan Stanley & Co. LLC (“Morgan Stanley”) and RBC Capital Markets LLC (“RBC”), as representatives of a group of underwriters (the “Underwriters”) and the other parties thereto (if any), relating to a proposed underwritten public offering of common units (the “Common Units”) of the Partnership.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, and in light of the benefits that the offering of the Common Units will confer upon the undersigned in its capacity as a securityholder and/or an officer the General Partner or a director of the General Partner, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during the period beginning on and including the date of the Underwriting Agreement through and including the date that is the 45th day after the date of the Underwriting Agreement (such period, as the same may be extended as provided below, the “Lock-Up Period”), the undersigned will not, without the prior written consent of Wells Fargo, directly or indirectly:

(i) issue, offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (including, without limitation, Common Units that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Units (other than in connection with the “at the market” offering launched on May 10, 2013),

(ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Units, or

(iii) make any demand for or exercise any right or file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Units or securities convertible, exercisable or exchangeable into Common Units or any of our other securities, whether any transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the undersigned may, without the prior written consent of Wells Fargo, transfer any Common Units or any securities convertible into or exchangeable or exercisable for Common Units:

(1) if the undersigned is a natural person, as a bona fide gift or gifts or by will, by intestate succession or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the undersigned’s death, in each case to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, or as a bona fide gift or gifts to a charity or educational institution, and

(2) if the undersigned is a partnership or a limited liability company, to a partner or member, as the case may be, of such partnership or limited liability company if, in any such case, such transfer is not for value, provided, however, that in the case of any transfer described in clause (1) or (2) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to Wells Fargo, Merrill Lynch, Citigroup, Deutsche Bank, J.P. Morgan, Morgan Stanley and RBC, acting on behalf of the Underwriters, not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to Wells Fargo, (B) in the case of a transfer pursuant to clause (1) above, if the undersigned is required to file a report under Section 16(a) of the

Securities Exchange Act of 1934, as amended (the “1934 Act”), reporting a reduction in beneficial ownership of Common Units or any securities convertible into or exercisable or exchangeable for Common Units by the undersigned during the Lock-Up Period (as the same may be extended as described above), the undersigned shall include a statement in such report to the effect that such transfer is not a transfer for value and that such transfer is being made as a gift, by will or intestate succession or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the undersigned’s death, as the case may be, (C) in the case of a transfer pursuant to clause (2) above, no filing under Section 16(a) of the 1934 Act reporting a reduction in beneficial ownership of Common Units or any securities convertible into or exercisable or exchangeable for Common Units shall be required to be made during the Lock-Up Period (as the same may be extended as described above) and (D) in the case of a transfer pursuant to clause (1) or (2) above, no voluntary filing with the Securities and Exchange Commission or other public report, filing or announcement shall be made in respect of such transfer during this Lock-Up Period (as the same may be extended as described above). For purposes of this paragraph, “immediate family” shall mean any relationship by blood, marriage or adoption not more remote than the first cousin.

Prior to engaging in any transaction or taking any other action that is subject to the restrictions imposed by this agreement at any time during the period from and including the date of this agreement through and including the 34th day following the last day of the Lock-Up Period (prior to giving effect to any extension of the Lock-Up Period as provided above), the undersigned will give notice thereof to the Partnership and will not consummate such transaction or take any such action unless it has received written confirmation from the Partnership that the Lock-Up Period (as the same may have been extended as provided above) has expired.

The undersigned further agrees that (i) it will not, during the Lock-Up Period (as the same may be extended as described above), make any demand for or exercise any right with respect to the registration under the Securities Act of 1933, as amended (the “1933 Act”), of any Common Units or any securities convertible into or exercisable or exchangeable for Common Units, and (ii) the Partnership may, with respect to any Common Units or any securities convertible into or exercisable or exchangeable for Common Units owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period (as the same may be extended as described above).

The undersigned hereby waives any and all notice requirements and rights with respect to the registration of any securities pursuant to any agreement, instrument, understanding or otherwise, including any registration rights agreement or similar agreement, to which the undersigned is a party or under which the undersigned is entitled to any right or benefit and any tag-along rights, co-sale rights or other rights to have any securities (debt or equity) included in the offering contemplated by this agreement or sold in connection with the sale of Securities pursuant to the Underwriting Agreement, provided that such waiver shall apply only to the public offering of Common Units pursuant to the Underwriting Agreement and each registration statement filed under the 1933 Act in connection therewith.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly authorized (if applicable), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

If the Underwriting Agreement is not executed by the parties thereto prior to June 10, 2013, this agreement shall automatically terminate and become null and void.

The undersigned acknowledges and agrees that whether or not any public offering of Common Units actually occurs depends on a number of factors, including market conditions.

THE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the undersigned has executed and delivered this agreement as of the date first set forth above.

Yours very truly,

Print Name:

EXHIBIT E

FORM OF OPINION OF COMPANY COUNSEL

(1) Each of the General Partner and the Partnership Entities has been duly formed and is validly existing as a corporation, limited partnership or limited liability company, as applicable, and is in good standing under the laws of the jurisdiction of its formation and has full corporate, limited partnership or limited liability company power and authority, as applicable, necessary to own, lease and operate its properties and assets, to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations to be completed on or prior to the Closing Date or Option Closing Date (if any) under the Underwriting Agreement (to the extent applicable), in each case in all material respects as described in the Underwriting Agreement. Each of the Partnership Entities is duly qualified to transact business and is in good standing as a foreign corporation, limited partnership or foreign limited liability company in each jurisdiction set forth opposite its name on Annex A to this opinion.

(2) The General Partner has full limited liability company power and authority to act as general partner of the Partnership in all material respects as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(3) ATLS owns all of the issued and outstanding membership interests of the General Partner; such membership interests have been duly authorized and validly issued in accordance with the GP LLC Agreement and are fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware LLC Act); and ATLS owns such membership interests free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming ATLS as debtor is on file with the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.

(4) The General Partner is the sole general partner of the Partnership with a 2% general partner interest in the Partnership and owns all the Incentive Distribution Rights; such general partner interest and Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest and Incentive Distribution Rights free and clear of all Liens (except for restrictions on transferability as described in the Prospectus or set forth in the Partnership Agreement) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file with the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

(5) The Partnership’s issued and outstanding securities consist of 44,448,784 Common Units, 3,836,554 Preferred Units, the Incentive Distribution Rights and the 2%

general partner interest (except for subsequent issuances, if any, pursuant to the Underwriting Agreement, pursuant to employee or director stock option, stock purchase or other equity incentive plans or any dividend reinvestment plan described in the Registration Statement, the General Disclosure Package and the Prospectus, upon the exercise of options issued pursuant to any stock option or other equity incentive plans as so described, or upon the exercise of options or the conversion of convertible securities pursuant to the exercise of options or warrants or convertible securities described in the Registration Statement, the General Disclosure Package and the Prospectus). The issued and outstanding Common Units of the Partnership have been duly authorized and validly issued and are fully paid and non-assessable (except as such nonassessability may be affected by matters described in Section 17-303, 17-607 and 17-804 of the Delaware LP Act).

(6) The Underwriting Agreement has been duly authorized, executed and delivered by the Partnership.

(7) (A) The Securities to be sold by the Partnership under the Underwriting Agreement have been duly authorized for issuance and sale to the Underwriters pursuant to the Underwriting Agreement and, when issued and delivered by the Partnership pursuant to the Underwriting Agreement against payment of the consideration set forth in the Underwriting Agreement, will be validly issued, fully paid and non-assessable (except as such nonassessability may be affected by matters described in Section 17-303, 17-607 and 17-804 of the Delaware LP Act); and (B) no holder of the Securities is or will be subject to personal liability by reason of being such a holder under the Organizational Documents of the Partnership, the laws of the State of Delaware or, to our knowledge, otherwise.

(8) The sale of the Securities to the Underwriters pursuant to the Underwriting Agreement is not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Partnership or any other person arising under the Organizational Documents of the Partnership, the laws of the State of Delaware or, to our knowledge, otherwise.

(9) The Initial Registration Statement has been declared effective under the 1933 Act; the Pre-Pricing Prospectus and the Prospectus and any amendments or supplements thereto have been filed with the Commission pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d); and, to our knowledge, no stop order suspending the effectiveness of the Initial Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted by or are pending before the Commission.

(10) The Initial Registration Statement, as of its effective date, and the Prospectus and any amendments or supplements thereto, as of their respective dates (in each case other than the financial statements and schedules and other financial and statistical data included therein or omitted therefrom, as to which we express no opinion), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

(11) The documents incorporated or deemed to be incorporated by reference in the Pre-Pricing Prospectus and the Prospectus (other than the financial statements and schedules and other financial and statistical data included therein or omitted therefrom, as to which we have not been called upon to express an opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(12) To our knowledge, except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending or threatened, against or affecting the Partnership or any of its Subsidiaries which is required to be disclosed in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus, as the case may be, or which might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or to materially and adversely affect the consummation of the transactions contemplated in the Underwriting Agreement or the performance by the Partnership of its obligations thereunder.

(13) The information included or incorporated by reference in the Pre-Pricing Prospectus and the Prospectus under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” “Business—Environmental Matters and Regulation,” “Legal Proceedings,” “Our Cash Distribution Policy,” “Related Party Transactions,” “Description of Common Units,” “U.S. Federal Income Tax Considerations” and “Tax Considerations,” in each case to the extent that it constitutes summaries of legal matters, summaries of provisions of any of the Partnership Entities’ Organizational Documents or any other instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects; and our opinion set forth in the Pre-Pricing Prospectus and the Prospectus under the captions “U.S. Federal Income Tax Considerations” and “Tax Considerations” is confirmed.

(14) To our knowledge, there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements required by the 1933 Act or the 1933 Act Regulations to be described or referred to in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus or the documents incorporated or deemed to be incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(15) (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency (other than under the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act

Regulations, which have been obtained, or as may be required under the state securities or blue sky laws, as to which we have not been called upon to express an opinion), (B) no authorization, approval, vote or other consent of any unitholder of the Partnership, (C) no authorization, approval, waiver or consent under any Subject Instrument, and (D) to our knowledge, no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the authorization, execution or delivery of the Underwriting Agreement by the Partnership for the offering of the Securities as contemplated by the Underwriting Agreement or for the issuance, sale or delivery of the Securities to be sold by the Partnership pursuant to the Underwriting Agreement.

(16) The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions contemplated in the Underwriting Agreement, the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities by the Partnership and the use of the proceeds from the sale of the Securities as described in the Pre-Pricing Prospectus and the Prospectus under the caption “Use Of Proceeds”) and compliance by the Partnership with its obligations under the Underwriting Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any Lien upon any property or assets of the Partnership Entities pursuant to any Subject Instrument, except for such conflicts, breaches, defaults or Liens that would not, individually or in the aggregate, result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the Organizational Documents of any of the Partnership Entities or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court having jurisdiction over any of the Partnership Entities or any of their respective assets, properties or operations.

(17) The Partnership is not and, upon the issuance and sale of the Securities to be sold by the Partnership as contemplated in the Underwriting Agreement and the receipt and application of the net proceeds therefrom as described in the Pre-Pricing Prospectus and the Prospectus under the caption “Use of Proceeds,” will not be an “investment company” as such term is defined in the 1940 Act.

In addition, such counsel shall state that, in acting as counsel to the Partnership in connection with the transactions contemplated by the Underwriting Agreement they have participated in conferences with officers of the General Partner and other representatives of the Partnership, representatives of the independent public accountants and counsel for the Partnership and representatives of the Underwriters, at which conferences the contents of the Initial Registration Statement, the General Disclosure Package and the Prospectus, and any supplements or amendments to any of the foregoing, and related matters were discussed. Although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements in the Initial Registration Statement, the General Disclosure Package, the Prospectus or any supplements and amendments to any of the foregoing, and has made no independent check or verification thereof (except as set forth in paragraphs         and         above), nothing has come to such counsel’s attention that would lead such counsel to believe that:

(1) the Initial Registration Statement, at the time it first was declared effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(2) the General Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(3) the Prospectus and any supplements thereto, as of the date of the Prospectus, as of the date of any such supplement or the date of this letter, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except in each case that such counsel need make no statement nor express any belief with respect to financial statements and schedules and other financial or reserve data included or incorporated by reference in or omitted from the Initial Registration Statement, the Rule 462(b) Registration Statement, the General Disclosure Package, or the Prospectus or any amendment or supplement to any of the foregoing.

In the event that such opinion shall define the term “Initial Registration Statement,” “Rule 462(b) Registration Statement,” “Pre-Pricing Prospectus” or “Prospectus” (rather than indicating that such terms, as used in such opinion, have the respective meanings given thereto in the Underwriting Agreement), such opinion shall define the terms “Initial Registration Statement,” “Rule 462(b) Registration Statement,” “Pre-Pricing Prospectus” and “Prospectus” to include the documents incorporated or deemed to be incorporated by reference therein.

In rendering such opinion, Partnership Counsel shall state that their opinions are limited to matters governed by the federal laws of the United States of America, the Delaware LP Act, and the Delaware LLC Act. In rendering such opinion, Partnership Counsel may rely as to matters involving the laws of any other state or jurisdiction upon the opinion of local counsel satisfactory to the Representatives; provided that such opinion shall be addressed to the Representatives, shall state that Partnership Counsel may rely on such opinion as if it were addressed to them in rendering their opinion pursuant to the Underwriting Agreement, shall be dated the same date as the opinion of Partnership Counsel, shall be delivered to the Representatives at the same time that the opinion of Partnership Counsel is delivered, and shall be satisfactory in form and substance to the Representatives. In rendering such opinion, Partnership Counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Partnership and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

EXHIBIT F

PRICE-RELATED INFORMATION

Public offering price: $21.75 per common unit

Settlement date: June 14, 2013

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EXHIBIT G

ISSUER GENERAL USE FREE WRITING PROSPECTUSES

1.	The Free Writing Prospectus filed by the Partnership with the Commission on June 10, 2013.

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EXHIBIT H

FORM OF CHIEF FINANCIAL OFFICER’S CERTIFICATE

I, Sean McGrath, Chief Financial Officer of Atlas Resource Partners, L.P. (the “Company”), in my capacity as an officer of the Company and not individually, do hereby certify that:

1. I am providing this certificate in connection with the proposed equity offering (the “Offering”) of common units of the Company by means of a registration statement on Form S-3 under the Securities Act of 1933, initially filed with the Securities and Exchange Commission on April 13, 2012 (File No. 333-180477), as amended (the “Registration Statement”), and a preliminary prospectus supplement, dated June 10, 2013 (the “Preliminary Prospectus Supplement”).

2. I have read the Registration Statement and the Preliminary Prospectus Supplement, including the preliminary operating results for the quarter ended June 30, 2013 and expected quarterly distribution for the second quarter of 2013 disclosed in the Preliminary Prospectus Supplement under the caption “Summary—Recent Developments—Management Estimated Results for Quarter Ended June 30, 2013” (the “Specified Preliminary Operating Results”)

3. I or members of my staff who are responsible for the Company’s financial and accounting matters compared the amounts with respect to the Specified Preliminary Operating Results to the preliminary accounting records, analyses, financial schedules and other documents (collectively, the “Books and Records”) of the Company and found the amounts to be consistent and in agreement with the Company’s Books and Records and based on assumptions believed by the undersigned to be reasonable. No consolidated financial statements of the Company and its subsidiaries as of any date or for any period subsequent to March 31, 2013 are available.

4. With respect to the Specified Preliminary Operating Results, nothing has come to my attention that causes me to believe that the financial information contained in the Specified Preliminary Operating Results is not true, correct and accurate in all material respects. The Specified Preliminary Operating Results are preliminary and are subject to adjustments that may arise as a result of the completion of customary quarterly closing and review procedures and are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks.

5. Each of the underwriters named in the Preliminary Prospectus Supplement is entitled to rely upon this certificate in conducting and documenting its investigation of the affairs of the Company in connection with the sale of the common units contemplated by the Registration Statement and the Preliminary Prospectus Supplement.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date set forth above.

By:
	Name:	Sean McGrath
	Title:	Chief Financial Officer

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